Exhibit 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-21483, 33-00949 and 33-03983) and on Form S-3 (No. 33-52297) of Terex Corporation of our report dated March 1, 1999 appearing on page F-2 of this Form 10-K.



PricewaterhouseCoopers LLP


Stamford, Connecticut
March 30, 1999
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